SharpSpring Reports Record Third Quarter 2016 Results

GAINESVILLE, FL — November 8, 2016 – SharpSpring, Inc. (NASDAQ: SHSP), a global provider of cloud-based marketing technologies, reported financial results for the third quarter ended September 30, 2016.

Third Quarter 2016 Operational Highlights

●	Secured 244 new SharpSpring customers, up 30% year-over-year, and finished the quarter with 1,050 agency customers and over 4,750 businesses using the flagship platform.

●	Announced an integration with PieSync, which extends the SharpSpring platform by providing users with two-way contact syncing with dozens of cloud-based apps.

●	Hired Andrew Dod as Chief Marketing Officer to increase growth by focusing on lead generation and deployment of new marketing initiatives.

●	Added dynamic content functionality, which allows users to build pages and emails that adapt to visitors’ profiles, to the growing list of features available in SharpSpring.

●	Expanded into a new headquarters in Gainesville, FL and executed a plan to close the Company’s South African office to further align and unify the organization.

Third Quarter 2016 Financial Results from Continuing Operations

●	Revenue increased 26% to $3.0 million from $2.4 million in the same year-ago period, driven by strong growth from our flagship marketing automation solution which increased 101% to $2.5 million during the third quarter of 2016.

●	Gross profit increased 6% to $1.7 million from $1.6 million in the third quarter of 2015.

●	Net loss from continuing operations totaled $1.2 million or $(0.15) per share compared to a net loss of $1.6 million or $(0.24) per share in the third quarter of 2015.

●	Adjusted EBITDA loss (a non-GAAP metric reconciled below) totaled $1.0 million, compared to adjusted EBITDA loss of $0.8 million in the same year-ago period.

●	Core net loss (a non-GAAP metric reconciled below) totaled $0.7 million or ($0.08) per share, which compared to core net loss of $0.7 million or ($0.10) per share, in the same year-ago period.

●	At quarter-end, cash totaled $11.6 million, compared to $15.3 million at the end of the prior quarter, reflecting $2.6 million of cash paid for taxes during Q3 related to the gain on the sale of the SMTP email relay business during Q2.

Management Commentary

“I am pleased with our performance in the quarter and excited about the future for SharpSpring,” said company CEO Rick Carlson. “We are happy to report record revenues for our core SharpSpring product which grew 101% from last year. New customer wins for our flagship product nearly eclipsed our record set last quarter, even with several transformational corporate events going on during Q3’s sales cycle.

“On the operational side, Q3 was a continuation of the work we started in Q2 to refocus our operations and strategic direction on our high growth marketing automation platform. After the sale of our SMTP email relay product and the completion of the migration of our GraphicMail customers to SharpSpring Mail+ in late Q2, we closed our 50-person office in Cape Town, South Africa which had previously been GraphicMail’s principal office. The Cape Town office closure allows us to increase the continuity of our operations by centralizing the hiring of new employees at our Gainesville, Florida headquarters. That hiring has begun, and will be ongoing through Q4 as we meet the staffing demands of our rapidly growing business. Once complete, these final transformational activities will allow us to execute our growth strategies for SharpSpring with our teams’ 100% focus and effort in 2017.

“Through all this, the fundamentals of our business have remained constant – we continue to offer a leading marketing automation platform to agencies and small or mid-sized businesses at a fraction of the price of HubSpot and our other major competitors. We are well positioned to benefit from the increasing adoption of marketing automation solutions and the increase in use of agencies to solve their clients’ complex digital marketing needs. We remain confident in the long-term growth and success of our platform and achieving our goals to more than double the revenue of our flagship product in 2016.”

Conference Call

SharpSpring management will hold a conference call today (November 8, 2016) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

Company CEO Rick Carlson and CFO Edward Lawton will host the call, followed by a question and answer period.

Date: Tuesday, November 8, 2016

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

U.S. dial-in number: 877-407-4018

International number: 201-689-8471

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website at investors.sharpspring.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through November 29, 2016.

Toll-free replay number: 844-512-2921

International replay number: 412-317-6671

Replay ID: 13648383

About SharpSpring, Inc.

SharpSpring, Inc. (SHSP) is a rapidly growing, global provider of cloud-based marketing automation solutions that enable businesses to improve lead generation and engagement to drive more sales. The company’s product lines, which include SharpSpring and SharpSpring Mail+, are known for their innovation, flexible architecture, ease of use, and cost-effectiveness — all backed by high-quality, multilingual customer support. Learn more at www.sharpspring.com and www.sharpspringmail.com.

Non-GAAP Financial Measures

Adjusted EBITDA, core net loss and core net loss per share are “non-GAAP financial measures” presented as supplemental measures of the company’s performance. These metrics are not presented in accordance with United States generally accepted accounting principles, or GAAP. The company believes these measures provide additional meaningful information in evaluating its performance over time. However, the measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of the company’s results as reported under GAAP. A reconciliation of net loss to these measures is included for your reference in the financial section of this earnings press release.

Important Cautions Regarding Forward-Looking Statement

The information posted in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of the words “may,” “will,” “should,” “plans,” “explores,” “expects,” “anticipates,” “continues,” “estimates,” “projects,” “intends,” and similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing new customer offerings, changes in customer order patterns, changes in customer offering mix, continued success in technological advances and delivering technological innovations, our ability to successfully utilize our cash to develop current and future products, delays due to issues with outsourced service providers, those events and factors described by us in Item 1.A “Risk Factors” in our most recent Form 10-K and Form 10-Q and other risks to which our Company is subject, and various other factors beyond the Company’s control.

Company Contact:

Edward Lawton

Chief Financial Officer

617-500-0122

ir@sharpspring.com

Investor Relations:

Liolios Group, Inc.

Matt Glover or Najim Mostamand

949-574-3860

SHSP@liolios.com

SharpSpring, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenue	$3,010,307	$2,388,650	$8,688,723	$6,581,750

Cost of services	1,269,473	745,420	3,350,996	1,849,981
Gross profit	1,740,834	1,643,230	5,337,727	4,731,769

Operating expenses:
Sales and marketing	1,445,152	1,325,815	4,084,446	3,469,959
Research and development	612,117	424,995	1,651,809	1,236,408
General and administrative	1,232,996	1,386,210	3,171,052	3,153,323
Change in earn out liability	-	270,065	219,473	2,641,397
Intangible asset amortization	298,823	379,053	1,068,839	1,140,627

Total operating expenses	3,589,088	3,786,138	10,195,619	11,641,714

Operating loss	(1,848,254)	(2,142,908)	(4,857,892)	(6,909,945)
Other income (expense), net	105,104	(64,681)	474,983	(130,328)

Loss before income taxes	(1,743,150)	(2,207,589)	(4,382,909)	(7,040,273)
Benefit for income tax	(519,293)	(580,598)	(1,334,800)	(1,785,414)
Net loss from continuing operations	(1,223,857)	(1,626,991)	(3,048,109)	(5,254,859)
Net income from discontinued operations, net of tax	-	337,954	10,187,451	929,143
Net income (loss)	$(1,223,857)	$(1,289,037)	$7,139,342	$(4,325,716)

Net loss per share from continuing operations
Basic net loss per share	$(0.15)	$(0.24)	$(0.39)	$(0.87)
Diluted net loss per share	$(0.15)	$(0.24)	$(0.39)	$(0.87)

Net income per share from discontinued operations
Basic net income per share	$-	$0.05	$1.32	$0.15
Diluted net income per share	$-	$0.05	$1.32	$0.15

Net income (loss) per share
Basic net income (loss) per share	$(0.15)	$(0.19)	$0.92	$(0.71)
Diluted net income (loss) per share	$(0.15)	$(0.19)	$0.92	$(0.71)

Shares used in computing basic net income (loss) per share	8,345,750	6,858,407	7,741,351	6,062,196
Shares used in computing diluted net income (loss) per share	8,345,750	6,858,407	7,741,351	6,062,196

SharpSpring, Inc.
CONSOLIDATED BALANCE SHEETS

	September 30, 2016	December 31, 2015
	(unaudited)
Assets
Cash and cash equivalents	$11,616,174	$4,158,646
Restricted cash	-	-
Accounts receivable, net	1,089,965	794,123
Deferred income taxes	91,954	16,645
Income taxes receivable	562,230	793,189
Other current assets	1,515,327	205,143
Assets held for sale	-	45,697
Total current assets	14,875,650	6,013,443

Property and equipment, net	888,676	565,481
Goodwill	8,864,660	8,881,933
Other intangible assets, net	4,699,337	5,518,305
Deposits and other	42,479	11,280
Assets held for sale	-	251,565
Total assets	$29,370,802	$21,242,007

Liabilities and Shareholders' Equity
Accounts payable	$882,645	$609,454
Accrued expenses and other current liabilities	1,109,741	1,098,790
Deferred revenue	308,367	525,217
Current portion of earn out liabilities	-	5,191,116
Income taxes payable	2,032,320	36,469
Deferred income taxes	-	7,598
Liabilities held for sale	-	369,941
Total current liabilities	4,333,073	7,838,585

Shareholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued or outstanding at September 30, 2016 and December 31, 2015	-	-
Common stock, $0.001 par value, Authorized shares-50,000,000; issued shares-8,368,030 at September 30, 2016 and 7,233,035 at December 31, 2015; outstanding shares-8,348,030 at September 30, 2016 and 7,233,035 at December 31, 2015	8,368	7,233
Additional paid in capital	27,339,854	22,607,290
Accumulated other comprehensive income (loss)	(297,348)	(142,613)
Accumulated deficit	(1,929,145)	(9,068,488)
Treasury stock	(84,000)	-
Total shareholders' equity	25,037,729	13,403,422

Total liabilities and shareholders' equity	$29,370,802	$21,242,007

SharpSpring, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 30,
	2016	2015
Cash flows from operating activities:
Net income (loss)	$7,139,342	$(4,325,716)
Deduct: Income from discontinued operations, net of income taxes	10,187,451	929,143
Net loss from continuing operations	(3,048,109)	(5,254,859)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,169,043	1,201,727
Non-cash stock compensation	499,763	638,542
Deferred income taxes	(82,974)	5,655
Loss on disposal of property and equipment	128,978	2,491
Non-cash change in value of earn out liability	219,473	2,641,957
Non-cash gain from escrow claim	(84,000)	-
Unearned foreign currency (gain) loss	(159,089)	43,069
Changes in operating assets and liabilities:
Accounts receivable	(301,602)	(240,717)
Other assets	(334,641)	(61,591)
Income taxes, net	(3,369,621)	(1,299,703)
Accounts payable	120,660	82,381
Accrued expenses and other current liabilities	379,324	14,901
Deferred revenue	(228,472)	(121,794)
Net cash provided by (used in) operating activities - Continuing operations	(5,091,267)	(2,347,941)
Net cash provided by (used in) operating activities - Discontinued operations	785,830	967,342
Net cash used in operating activities	(4,305,437)	(1,380,599)

Cash flows from investing activities:
Purchases of property and equipment	(442,231)	(273,064)
Acquisitions of customer assets from resellers	(548,278)	-
Net cash provided by (used in) investing activities - Continuing operations	(990,509)	(273,064)
Net cash provided by (used in) investing activities - Discontinued operations	13,945,548	(158,945)
Net cash provided by (used in) investing activities	12,955,039	(432,009)

Cash flows from financing activities:
Payment to reduce earn out liabilities	(1,207,929)	(2,000,000)
Proceeds from exercise of stock options	1,125	141,441
Proceeds from issuance of common stock	-	5,332,023
Net cash provided by (used in) financing activities - Continuing operations	(1,206,804)	3,473,464
Net cash provided by (used in) financing activities - Discontinued operations	-	-
Net cash provided by (used in) financing activities	(1,206,804)	3,473,464

Effect of exchange rate on cash	14,730	(6,290)

Change in cash and cash equivalents	7,457,528	1,654,566

Cash and cash equivalents, beginning of period	4,158,646	2,825,520

Cash and cash equivalents, end of period	$11,616,174	$4,480,086

SharpSpring, Inc.

RECONCILIATION TO ADJUSTED EBITDA

(Unaudited, in Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net income (loss) from continuing operations	$(1,224)	$(1,627)	$(3,048)	$(5,255)
Provision (benefit) for income tax	(519)	(581)	(1,335)	(1,785)
Other (income) expense, net	(105)	65	(475)	130
Depreciation & amortization	355	399	1,169	1,202
Non-cash stock compensation	164	205	500	639
Acquisition related charges	-	270	219	2,689
Restructuring charges	294	456	394	469
Adjusted EBITDA	(1,035)	(813)	(2,576)	(1,911)

SharpSpring, Inc.

RECONCILIATION TO CORE NET INCOME (LOSS) AND CORE EARNINGS (LOSS) PER SHARE

(Unaudited, in Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net income (loss) from continuing operations	$(1,224)	$(1,627)	$(3,048)	$(5,255)
Amortization of intangible assets	299	379	1,069	1,141
Non-cash stock compensation	164	205	500	639
Acquisition related charges	-	270	219	2,689
Restructuring charges	294	456	394	469
Gain from escrow claim	-	-	(260)	-
Tax adjustment	(226)	(345)	(585)	(1,252)
Core net income (loss)	$(693)	$(662)	$(1,711)	$(1,569)

Core net income (loss) per share	$(0.08)	$(0.10)	$(0.22)	$(0.26)
Weighted average common shares outstanding	8,346	6,858	7,741	6,062

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